Execution Version

Exhibit (k)(5)

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

Dated as of April 22, 2021

among

APOLLO TACTICAL INCOME FUND INC.,

as Borrower

and

SUMITOMO MITSUI BANKING CORPORATION,

as Lender

EXHIBITS:

Exhibit A-1	Form of Term Note
Exhibit A-2	Form of Revolving Note
Exhibit B	Form of Borrowing Request

THIS AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of April 22, 2021 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), between APOLLO TACTICAL INCOME FUND INC., a diversified, closed-end management investment company registered under the Investment Company Act of 1940 (“Borrower”) and SUMITOMO MITSUI BANKING CORPORATION (“Lender”).

Reference is made herein to that certain Loan and Security Agreement, dated as of April 2, 2020, by and between Borrower and Lender, as amended prior to the date hereof (the “Existing Agreement”).

This Agreement is an amendment and restatement, in its entirety, of the Existing Agreement and any Obligations (as defined in the Existing Agreement) outstanding thereunder shall be deemed to be outstanding under this Agreement. Nothing in this Agreement shall be deemed to be a repayment or novation of any such Obligations, or a release of any lien, mortgage, or security interest securing any such Obligations.

WHEREAS, Borrower has requested that Lender make available to it a credit facility for the purposes of and on the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“1933 Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations promulgated from time to time thereunder.

“1940 Act” means the Investment Company Act of 1940, as amended from time to time, together with all rules and regulations promulgated from time to time thereunder.

“ABR Loans” means Loans made at a rate of interest based upon the Base Rate.

“Advisers Act” means the Investment Advisers Act of 1940, as amended from time to time, together with all rules and regulations promulgated from time to time thereunder.

“Affiliate” means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“AFT” means Apollo Senior Floating Rate Fund, Inc., a diversified, closed-end management investment company registered under the Investment Company Act of 1940.

“AFT Loan Documents” means that certain Amended and Restated Loan and Security Agreement dated as of March 1, 2019, by and between AFT and Lender (as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement, dated as of March 1, 2021, and as further amended, restated, or otherwise modified from time to time).

“Agreement” has the meaning given such term in the preamble hereto.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Borrower from time to time concerning or relating to bribery or corruption.

“Anti-Terrorism Order” means Executive Order No. 13224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended from time to time.

“Applicable Margin” means 0.875% per annum; provided, however, that the Applicable Margin shall be increased to 1.075% on the date of the delivery of any asset coverage certificate delivered pursuant to Section 5.2(c) evidencing an Asset Coverage Ratio of less than 260% and shall remain at such rate until the first Business Day following delivery to Lender of the next regularly scheduled asset coverage certificate to be delivered pursuant to Section 5.2(c) which reflects an Asset Coverage Ratio of 260% or greater at which time the Applicable Margin shall decrease to 0.875%.

“Asset Coverage Ratio” means, with respect to Borrower, the ratio, expressed as a percentage, of (a) the value of the Total Assets of Borrower less all liabilities and indebtedness of Borrower not represented by Senior Securities, to (b) the aggregate amount of all Senior Securities representing Indebtedness of Borrower.

“Available Commitment” means, at any time, an amount equal to the excess, if any, of (a) the amount of the Maximum Revolving Amount less (b) the aggregate principal amount of all Revolving Loans then outstanding.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.8(c).

“Bank Parties” has the meaning given such term in Section 9.15.

“Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of Lender, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate” means, for any day, the highest of (a) Lender’s prime rate as announced by Lender in New York City, and (b) the sum of (x) the Federal Funds Rate plus (y) 100 bps; provided that, if any such rate of interest shall be less than zero, such rate shall be deemed to be zero.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Benchmark” means, initially, USD LIBOR; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.8(c).

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Lender for the applicable Benchmark Replacement Date:

(1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment;

(2) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(3) the sum of: (a) the alternate benchmark rate that has been selected by the Lender and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Lender in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:

(1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Lender:

(a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor;

(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and

(2) for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Lender and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities; provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Lender in its reasonable discretion.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Lender decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Lender in a manner substantially consistent with market practice (or, if the Lender decides that adoption of any portion of such market practice is not administratively feasible or if the Lender determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Lender decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(3) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lender or Borrower, as applicable.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with this Section 2.8(c) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.8(c).

“Borrower” has the meaning given such term in the preamble hereto.

“Borrowing” means, as the context may require, a borrowing consisting of Loans of the same class and type, made, converted or continued on the same date, and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Date” means any Business Day specified in a Borrowing Request pursuant to Section 2.2 as a date on which Borrower requests Lender to make a Revolving Loan hereunder.

“Borrowing Request” means a notice of borrowing of a Revolving Loan pursuant to Section 2.2 substantially in the form of Exhibit B or such other form as may be reasonably approved by Lender, appropriately completed and signed by a Responsible Officer of Borrower.

“Business Day” means a day other than (a) a Saturday, Sunday or any other day on which commercial banks in New York City are authorized or required by law to close; and (b) if such day relates to a borrowing of, a payment or prepayment or principal or interest on, a conversion of or into, or an Interest Period for, a Eurodollar Loan, or a notice with respect to any of the foregoing, any such day that is also a day on which dealings in Dollar deposits are not conducted by and between banks in the London interbank market.

“Closing Date” means the first date all the conditions precedent in Section 4.1 are satisfied or waived.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, together with all rules and regulations promulgated from time to time thereunder.

“Collateral” has the meaning specified in Section 8.1.

“Collateral Documents” means, collectively, this Agreement, the Control Agreement, the Custody Agreement and all documents, instruments and agreements entered into with, or executed or delivered to Lender in connection with any of the foregoing.

“Commitment” means the obligation of Lender to make Loans to Borrower hereunder.

“Commitment Fee” has the meaning given such term in Section 2.3(a).

“Commitment Period” means, with respect to the Loans, the period from and including the Closing Date to, but not including, the Maturity Date.

“Confidential Information” has the meaning given such term in Section 9.15.

“Contractual Obligation” means as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control Agreement” means that certain Control Agreement dated as of March 1, 2019, by and among Borrower, Lender and Custodian.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Custodian” means U.S. Bank, National Association, or its designee or nominee, acting in its capacity as custodian, or such other Person satisfying the requirements set forth in Sections 5.4 and 6.12.

“Custody Account” means each of Borrower’s custodial accounts established and maintained by Custodian pursuant to the Custody Agreement, including any substitute, successor or replacement account; provided such term shall not include any such account maintained for the purpose of holding Excluded Property.

“Custody Agreement” means that certain Custody Agreement, dated as of March 1, 2019, by and among Borrower, Custodian and the other parties thereto, if any.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Lender in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Lender decides that any such convention is not administratively feasible for the Lender, then the Lender may establish another convention in its reasonable discretion.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Dollars” and “$” means dollars in lawful currency of the United States of America.

“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:

(1) a notification by the Lender to (or the request by the Borrower to the Lender to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2) the joint election by the Lender and the Borrower to trigger a fallback from USD LIBOR.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated from time to time thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with Borrower under Section 414 of the Code.

“Eurocurrency Reserve Requirements” means for any day as applied to any Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day, including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto, dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board) maintained by a member bank of the Federal Reserve System or bank subject to such Governmental Authority.

“Eurodollar Base Rate” means with respect to each day during each Interest Period pertaining to any Loan, the rate appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page on such screen) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of the applicable Interest Period, as the rate for dollar deposits in the London interbank market with a maturity comparable to such Interest Period; provided that, if any such rate of interest shall be less than zero, such rate shall be deemed to be zero. In the event that such rate does not appear on such page (or on any such successor or substitute page), such rate shall be determined by reference to such other comparable publicly available service for displaying interest rates for dollar deposits in the London interbank market as may be agreed by Lender and Borrower together in a commercially reasonable manner or, in the absence of such availability, by reference to the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of Lender in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such applicable Interest Period; provided that, if any such rate of interest shall be less than zero, such rate shall be deemed to be zero.

“Eurodollar Loans” means Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

“Eurodollar Rate” means, with respect to each day during each Interest Period pertaining to any Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

Eurodollar Base Rate
1.00 - Eurocurrency Reserve Requirements

“Event of Default” means any of the events specified in Section 7.

“Excluded Property” means any assets of Borrower which have been segregated pursuant to the requirements of Release 10666.

“Existing Principal Amount” has the meaning given such term in Section 2.1.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any day, the weighted average of the “offered rates”, as determined by Lender, of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by Lender from three federal funds brokers of recognized standing selected by it.

“Financing Lease” means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

“Fixed Rate” means a fixed rate of interest agreed to by Borrower and Lender at the time of the making of a Fixed Rate Loan.

“Fixed Rate Loans” means Loans (other than Eurodollar Loans or ABR Loans) bearing interest at a fixed rate of interest agreed to by Borrower and Lender, in writing, at the time of the making of such Loan or conversion of such Loan to bear interest at the Fixed Rate.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee Obligation” means, as to any Person (the “guaranteeing person”), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by such guaranteeing person in good faith.

“Indebtedness” means, of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar debt instrument, (c) all obligations of such Person under Financing Leases or Interest Rate Agreements or Swap Obligations as calculated daily on a marked-to-market basis in accordance with GAAP, (d) all obligations of such Person in respect of acceptances (as defined in Section 3-410 of the UCC) issued or created for the account of such Person, (e) all reimbursement obligations of such Person arising out of any letters of credit, and (f) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

“Indemnified Parties” has the meaning given such term in Section 9.5.

“Initial Term Loan” has the meaning given such term in Section 2.1(a).

“Interest Payment Date” means (a) as to each ABR Loan and Fixed Rate Loan, the last day of each calendar month and the Maturity Date; (b) as to each Eurodollar Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (c) with respect to each Loan, in connection with any prepayment, with respect to interest on the amount of principal prepaid, the date of such prepayment.

“Interest Period” means (a) with respect to the Initial Term Loan, initially, the period commencing on the Closing Date and ending one (1) month, two (2) months, or three (3) months thereafter, as selected by Borrower in its notice of borrowing as provided in Section 2.2, as the case may be, (b) with respect to the Up-Size Term Loan, initially, the period commencing on the Up-Size Date and ending one (1) month, two (2) months, or three (3) months thereafter, as selected by Borrower in its notice of borrowing as provided in Section 2.2, as the case may be, and (c) with respect to the Revolving Loans, (i) initially, the period commencing on the borrowing or continuation date, as the case may be, with respect to Revolving Loans and ending one (1) month, two (2) months, three (3) months or, if available (as determined by Lender in its sole discretion), six (6) months thereafter, as selected by Borrower in its notice of borrowing as provided in Section 2.2, as the case may be; and (ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to Revolving Loans and ending (x) one (1) month, two (2) months, three (3) months, or, if available (as determined by Lender in its sole discretion), six (6) months thereafter, as selected by Borrower by irrevocable notice to Lender not less than three Banking Days prior to the last day of the then current Interest Period with respect to such Revolving Loans or (y) if no such notice is given, a period of time thereafter equal to the Interest Period then ending; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following: (1) if any Interest Period pertaining to any Loan would otherwise end on a day which is not a Banking Day, such Interest Period shall be extended to the next succeeding Banking Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Banking Day; (2) any Interest Period that would otherwise end after the Maturity Date shall end on the Maturity Date; (3) Borrower shall select Interest Periods so as not to require a payment or prepayment of any Loan during an Interest Period for such Loan.

“Interest Rate Agreement” means any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap of other interest rate hedge or arrangement under which Borrower is a party or a beneficiary.

“Investment Advisor” means initially, Apollo Credit Management, Inc., and subsequently, any Affiliate of Apollo Global Management, Inc. reasonably acceptable to Lender, in each case acting as investment advisor for Borrower.

“Investment Advisory Agreement” means that certain Investment Advisory and Management Agreement dated as of January 16, 2013, by and between Borrower and Investment Advisor.

“Investment Policies” means the policies and objectives for, and limits and restrictions on, investing by Borrower as set forth in Borrower’s registration statement or Prospectus (including potential changes thereto reflected in the registration statement for shares to be issued in connection with the Merger) and as from time to time adopted or amended by the board of directors or stockholders of Borrower in accordance with the terms hereof.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Lender” has the meaning given such term in the preamble hereto.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

“Loan Documents” means this Agreement, the Collateral Documents and each Note, if any, and all documents, instruments and agreements entered into with, or executed or delivered to, Lender in connection with any of the foregoing.

“Loans” means, collectively, the Term Loans and the Revolving Loans, and any of such Loans, individually being, a “Loan”.

“Margin Stock” has the meaning given such term by Regulation U.

“Material Adverse Effect” means (a) a material impairment of the ability of Borrower to perform any of its obligations under any of the Loan Documents, (b) a material adverse effect upon the legality, validity, binding effect or enforceability of any Loan Document or any material provision thereof, (c) a material adverse change in, or a material adverse effect upon, the business, properties, or financial condition of Borrower or (d) a material adverse change in, a material adverse effect upon, or a material impairment of, (i) the priority of Lender’s security interest in the Collateral or (ii) the rights, remedies and benefits available to, or conferred upon, Lender under any Loan Document or Lender’s ability to foreclose on the Collateral at the times and in the manner contemplated herein.

“Maturity Date” means the earliest to occur of (a) the date on which Lender demands repayment pursuant to Section 7, (b) the date on which the Loans are repaid in full (together with all accrued interest and all other amounts due and owing in connection with the Loans) and the Commitments have been terminated, and (c) April 4, 2022.

“Maximum Revolving Amount” means (i) prior to the satisfaction of the Up-Size Conditions, $14,000,000 and (ii) upon the satisfaction of the Up-Size Conditions, $26,000,000.

“Minimum Required Rating” means, at any time of determination for a debt security or instrument, a rating of no lower than B3 (as rated by Moody’s) or B- (as rated by S&P); provided that Lender may, in its sole discretion, select the lower of the Moody’s or the S&P rating for such debt security or instrument to determine whether such security or instrument has met the “Minimum Required Rating”.

“Moody’s” means Moody’s Investors Service, Inc., or any successor acceptable to Lender performing substantially the same function.

“Non-Excluded Taxes” has the meaning given such term in Section 2.11.

“Non-Recourse Person” has the meaning given such term in Section 9.16.

“Note” means a Term Note or Revolving Note, as applicable.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of Borrower arising under any Loan Document or otherwise with respect to the Loans, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against Borrower of any proceeding under any Debtor Relief Laws naming Borrower as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Participant” has the meaning given such term in Section 9.6(b).

“Patriot Act” means United State Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, together with all rules and regulations promulgated from time to time thereunder.

“Permitted Liens” has the meaning given such term in Section 6.2.

“Person” means an individual, partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan” means, at a particular time, any employee benefit plan covered by ERISA which Borrower maintains.

“Prospectus” means, as to Borrower at a particular time, the currently effective prospectus and statement of additional information of Borrower; provided that, the Investment Policies stated therein shall be deemed to be replaced by any such Investment Policies that are later modified, supplemented, amended or rescinded by the board of directors of Borrower or authorized action of the holders of its common stock, in each case, in accordance with the terms hereof.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by the Lender in its reasonable discretion.

“Registration Statement” means, as to Borrower at a particular time, the currently effective registration statement of Borrower.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

“Regulation T” means Regulation T of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Release 10666” means Investment Company Act Release No. 10666 and any interpretive opinions of the staff of the U.S. Securities and Exchange Commission issued prior to the date of this Agreement relating to the maintenance of segregated accounts.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Requirement of Law” means, as to any Person, the certificate of incorporation, by-laws, partnership agreement, or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means any duly appointed officer of Borrower (or other Person duly authorized by Borrower to execute and deliver Loan Documents on behalf of Borrower) whose title appears on a list of “Responsible Officers” (which title may include “Authorized Signatory” in the case of such other Person) provided from time to time by Borrower to Lender, and accepted by Lender in its reasonable discretion.

“Revolving Loan” has the meaning given such term in Section 2.1(b).

“Revolving Note” means a promissory note made by Borrower in favor of Lender evidencing Revolving Loans made by Lender, substantially in the form of Exhibit A-2.

“S&P” means Standard & Poor’s Financial Services, LLC, a subsidiary of The McGraw-Hill Companies, or any successor acceptable to Lender performing substantially the same function.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, or the U.S. Department of State, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

“Senior Securities Representing Indebtedness” and “Senior Securities representing Indebtedness” mean any Senior Security other than stock, preferred stock or other equity security.

“Senior Security” means any security classified as a “Senior Security” under the 1940 Act, including, without limitation, any bond, debenture, note or similar obligation or instrument constituting a security and evidencing indebtedness (including, without, limitation the Loans under this Agreement), and any share of beneficial interest of Borrower of a class having priority over any other class of shares of Borrower as to distribution of assets or payment of dividends, including without limitation preferred stock; provided however, that Senior Security shall not include (i) marked to market obligations under Swap

Obligations or Interest Rate Agreements to the extent not constituting a Senior Security consistent with the regulatory guidance provided by the staff of the Securities Exchange Commission, (ii) any Excluded Property or (iii) any security that is exempted from the definition of “Senior Security” or otherwise not considered for purposes of computing asset coverage under Section 18 of the 1940 Act pursuant to proposed 1940 Act Rule 18f-4.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Subsidiary” means as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person, except if such shares of stock or other ownership interests are held, or where such management is controlled by such Person acting, solely in a fiduciary capacity entered into in the ordinary course of business.

“Swap Obligation” means as to any Person, any net obligation of such Person arising out of (i) any “swap agreement” (as defined in Section 101(53B) of the Bankruptcy Code), (ii) any equity derivative transactions such as swap, floor, collar, or cap transactions, (iii) any option to enter into any of the foregoing or (iv) any combination of the foregoing.

“Term Loan” has the meaning given such term in Section 2.1(a).

“Term Note” means a promissory note made by Borrower in favor of Lender evidencing the Term Loan made by Lender, substantially in the form of Exhibit A-1.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Total Assets” means at any time, all assets of Borrower which in accordance with GAAP would be classified as assets on a balance sheet of Borrower prepared as of such time; provided that, (a) to the extent the market value of assets attributable to any single issuer exceeds 5% of the market value of all assets of Borrower, such excess shall not be included in the determination of Total Assets, (b) to the extent the market value of rated debt securities or other rated instruments or assets that do not meet the Minimum Required Rating exceed 20% of the market value of all assets of Borrower, such excess shall not be included in the determination of Total Assets; provided, however, that any such excess resulting from a downgrade of securities or other investments previously rated at or higher than the Minimum Required Rating to a rating lower than the Minimum Required Rating shall not be excluded in the determination of Total Assets until the third (3rd) Business Day following the day on which such downgrade occurred, (c) to the extent the market value of assets attributable to issuers in any single industry exceeds 25% of the market value of all assets of Borrower, the excess over such 25% limitation shall not be included in the determination of Total Assets, (d) any assets of Borrower which have been segregated pursuant to the requirements of Release 10666 shall not be included in the determination of Total Assets and (e) with respect to any assets of Borrower subject to a Lien permitted by Section 6.2(c), the value of such asset up to the amount of liability of Borrower, determined at such time, under the contract which such Lien secures shall not be included in the determination of Total Assets.

“Transferee” has the meaning given such term in Section 9.6(c).

“Type” means, as to any Loan, its nature as an ABR Loan, a Eurodollar Loan or a Fixed Rate Loan.

“UCC” means Uniform Commercial Code in effect from time to time in the State of New York and any other applicable jurisdiction.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Up-front Fee” has the meaning given such term in Section 2.3(b).

“Up-Size Conditions” mean, collectively, the following conditions: (i) Lender has received reasonably satisfactory evidence that (a) all obligations of AFT pursuant to the AFT Loan Documents have been repaid, satisfied or discharged or will be repaid, satisfied or discharged with the proceeds of the Up-Size Term Loan as provided in Section 2.1(a) upon completion of the Merger (as hereinafter defined), (b) the AFT Loan Documents and the loans made thereunder have been terminated and (c) the merger transaction between Borrower and AFT (the “Merger”) has been consummated; (ii) Borrower has paid to Lender an up-front up-size fee in an amount equal to $66,500, which fee shall be non-refundable and fully earned when paid; (iii) no Default or Event of Default hereunder is continuing; (iv) each of the representations and warranties made by Borrower in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the Up-size Date as if made on and as of such date, except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; and (v) Borrower has delivered to Lender a certificate signed by an officer of Borrower certifying that the conditions set forth in each of the foregoing clauses (i) through (iv) have been satisfied or will be satisfied following the consummation of the Merger and the advance of the Up-Size Term Loan has been or will concurrently be provided as set forth in Section 2.1(a).

“Up-Size Date” means the date on which the Up-Size Conditions have been satisfied.

“Up-Size Term Loan” has the meaning given such term in Section 2.1(a).

“USD LIBOR” means the London interbank offered rate for U.S. dollars.

1.2 Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

(b) As used herein and in any other Loan Document, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to Borrower not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP (as consistently applied).

(c) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e) Unless otherwise specified, all references herein to times of day shall be references to Eastern Time (daylight or standard, as applicable).

(f) When used herein the terms Accessions, Account, Certificated Securities, Chattel Paper, Commercial Tort Claim, Commodity Account, Commodity Contract, Deposit Account, Document, Electronic Chattel Paper, Equipment, Goods, Instrument, Inventory, Investment Property, Letter-of-Credit Rights, Payment Intangible, Proceeds, Promissory Notes, Securities Account, Security Entitlement, Supporting Obligations and Uncertificated Securities have the meaning provided in Article 8 or Article 9, as applicable, of the UCC. Letter of Credit has the meaning provided in Section 5-102 of the UCC.

(g) Unless the context requires otherwise, any definition of or reference to any agreement, instrument or other document (including any organizational document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document).

SECTION 2. AMOUNT AND TERMS OF THE LOAN

2.1 The Loans. (a) Pursuant to the Existing Agreement, Lender has previously made a term loan advance to Borrower, the aggregate outstanding principal amount thereof as of the date hereof being $110,000,000 (the “Existing Principal Amount”). Effective as of the date hereof, and without the making of any further advances hereunder, the Existing Principal Amount shall be deemed to be a term loan advance made pursuant to this Agreement (the “Initial Term Loan”) and shall be subject in all respects to the terms hereof. In addition to the Initial Term Loan, Lender hereby agrees to make an additional term loan advance to Borrower on the Up-Size Date in an amount equal to $121,000,000, subject to the satisfaction of the Up-Size Conditions (the “Up-Size Term Loan” and, collectively with the Initial Term Loan, the “Term Loans” and each, individually, a “Term Loan”). Any amounts repaid or prepaid on the Term Loan may not be reborrowed. The Term Loans shall be Eurodollar Loans. The parties hereto acknowledge and agree that on the Up-Size Date, without the initiation of any new wire transfers from Lender to Borrower, the Up-Size Term Loan shall be deemed to be made hereunder and applied to pay, satisfy or discharge all obligations of AFT pursuant to the AFT Loan Documents in full. Borrower hereby instructs Lender to reflect on its book and records the making of such deemed loan and the application of the proceeds thereof to pay, satisfy or discharge all obligations of AFT pursuant to the AFT Loan Documents in full.

(b) Subject to the terms and conditions hereof, Lender agrees to make advances to Borrower, from time to time during the Commitment Period, in an aggregate principal amount at any one time outstanding not to exceed the Maximum Revolving Amount (each such advance, a “Revolving Loan”). During the Commitment Period, Borrower may use the Commitments by borrowing, prepaying Loans in whole or in part, and reborrowing, in each case in accordance with the terms and conditions hereof. The Revolving Loans may, subject to the terms and conditions hereof, from time to time be (i) Eurodollar Loans,

(ii) ABR Loans, (iii) Fixed Rate Loans, or (iv) a combination thereof, as determined by Borrower and notified to the Lender in accordance with Sections 2.2 and 2.7, provided that no Revolving Loan shall be made as a Eurodollar Loan after the day that is one month prior to April 4, 2022. The Revolving Loans may from time to time have Interest Periods of 1-month, 2-months, 3-months or, if available (as determined by Lender in its sole discretion), 6-months, or a combination thereof, as determined by Borrower and notified to Lender in accordance with Sections 2.2 and 2.7.

2.2 Procedure for Borrowing. Subject to Section 4, Borrower may borrow Revolving Loans during the Commitment Period on any Banking Day, with respect to Eurodollar Loans, or any Business Day, with respect to ABR Loans and Fixed Rate Loans, provided that Borrower shall give Lender irrevocable written notice pursuant to a Borrowing Request (which notice must be received by Lender by 11:00 a.m., (a) in the case of Eurodollar Loans, at least three Banking Days prior to the requested Borrowing Date, (b) in the case of Fixed Rate Loans, at least five Business Days prior to the requested Borrowing Date, and (c) in the case of ABR Loans, on the requested Borrowing Date), specifying (i) the aggregate amount to be borrowed and the aggregate amount outstanding after giving effect to such borrowing, (ii) the Type of each Loan requested, (iii) the requested Borrowing Date, (iv) with respect any Fixed Rate Loan, the Fixed Rate and any additional terms agreed to between Borrower and Lender with respect thereto, and (v) with respect to any Eurodollar Loan, the lengths of the initial Interest Periods therefor. The aggregate amount of each borrowing of Revolving Loans by Borrower shall be in an amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if the then Available Commitment is less than $1,000,000, such lesser amount).

2.3 Fees.

(a) Borrower agrees to pay to Lender a commitment fee (the “Commitment Fee”) during the period which shall begin on the first day of the Commitment Period and shall extend to the Maturity Date, at the rate of 0.125% per annum on the average daily amount of the Available Commitment during each calendar quarter. The Commitment Fee shall be payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Maturity Date, commencing on the first of such dates to occur after the Closing Date.

(b) Borrower agrees to pay to Lender on the Closing Date an up-front fee (the “Up-front Fee”) in an amount equal to $14,000. The Up-front Fee shall be non-refundable and fully-earned when paid.

2.4 Termination and Reduction of Commitments. Borrower shall have the right, upon not less than three (3) Business Days’ notice to Lender, to reduce the Maximum Revolving Amount in minimum increments of $1,000,000. Any such reduction shall be accompanied by prepayment in full of the Revolving Loans then outstanding that are in excess of the Maximum Revolving Amount as so reduced.

2.5 Repayment of the Loans; Evidence of Debt.

(a) Borrower hereby unconditionally promises to pay to Lender the then unpaid principal amount of the Loans on the Maturity Date. Borrower hereby further agrees to pay to Lender interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.7.

(b) The Lender shall maintain in accordance with its usual practice one or more accounts or records evidencing indebtedness of Borrower to Lender resulting from the Loans, including the amounts of principal and interest payable and paid to Lender from time to time under this Agreement. The accounts or records maintained by Lender, shall, to the extent permitted by applicable law, be prima facie evidence, absent manifest error, of the amount of the Loans made by Lender to Borrower and the interest and payments thereon.

(c) Upon the written request of Lender, Borrower shall execute and deliver to Lender one or more Notes, which shall evidence the Loans in addition to such accounts or records. The Lender may attach schedules to its Note and endorse thereon the date, amount and maturity of the Loans and payments with respect thereto. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations.

2.6 Optional and Mandatory Prepayments.

(a) Borrower may, at any time and from time to time, prepay the Loans, in whole or in part, without premium or penalty, except as set forth in Section 2.6(c), upon notice (it being understood that any such notice, in the case of termination, may be conditioned upon the consummation of a refinancing of the Loans, in which case such notice may be postponed or revoked by the Borrower if such refinancing does not occur) to Lender received (i) in the case of Eurodollar Loans, at least three Banking Days prior to such prepayment, (ii) in the case of Fixed Rate Loans or ABR Loans, prior to 11:00 a.m. on the Business Day of such proposed pre-payment, in each case to the Lender, specifying the date and amount of prepayment, and whether the prepayment is of the Term Loan or the Revolving Loans or a combination thereof, and, if a combination thereof, the amount allocable to each. If any such notice is given, the amount specified in such notice shall be due and payable by the Borrower on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.

(b) If, at any time, either (i) the Asset Coverage Ratio of Borrower shall be less than 250%, or (ii) the Indebtedness of the Borrower is greater than any leverage limits provided in Borrower’s Prospectus, then Borrower shall, within ten (10) Business Days of the occurrence thereof, repay the Loans to the extent necessary to ensure that Borrower’s Asset Coverage Ratio after such payment is at least 300% or less than any such leverage limits provided in Borrower’s Prospectus, as applicable.

(c) In the event that any prepayment of a Eurodollar Loan is made on a date other than the last day of the then current Interest Period with respect thereto, Borrower shall indemnify Lender therefor in accordance with Section 2.14 hereof.

2.7 Interest Rates and Payment Dates.

(a) Each Eurodollar Loan shall bear interest for each day during each applicable Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate plus the Applicable Margin; provided, however, that during the continuance of an event described in Section 2.15(b), then each Loan shall bear interest for each day at a rate per annum equal to the Base Rate.

(b) Each ABR Loan shall bear interest at a rate per annum equal to the Base Rate.

(c) Each Fixed Rate Loan shall bear interest at a rate per annum equal to the Fixed Rate.

(d) Upon (i) the occurrence and continuance of any Event of Default specified in Section 7(e) or (ii) notice given by Lender to Borrower following the occurrence and during the continuance of such Event of Default, all Loans outstanding to Borrower shall bear interest at a rate per annum which is the rate that would otherwise be applicable thereto pursuant to the provisions of Section 2.7(a), (b) or (c), as applicable, plus 2.00% per annum. If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any Commitment Fee or other amount payable hereunder or under any other Loan Document shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2.00% per annum, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment); provided that the maximum rate of interest payable on the principal amount of any Loan shall not exceed the sum of the rate per annum described in Section 2.7 plus 2.00% per annum.

Interest on Loans shall be payable in arrears on each Interest Payment Date, provided that (i) interest accruing pursuant to paragraph (d) of this Section 2.7 shall be payable from time to time on demand and (ii) interest accruing at the Base Rate pursuant to Section 2.15(b) shall be payable on the last Business Day of each month.

2.8 Computation of Interest and Fees.

(a) Interest shall be calculated on the basis of a 360-day year for the actual days elapsed. Any change in the interest rate on the Loans resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Lender shall as soon as practicable notify Borrower of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by Lender pursuant to any provision of this Agreement shall be conclusive and binding on Borrower in the absence of manifest error. The Lender shall, at the request of Borrower, deliver to Borrower a statement showing the quotations used by Lender in determining any interest rate pursuant to Section 2.7(a).

(c) USD LIBOR Replacement.

(i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then if a Benchmark Replacement is determined in accordance the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document.

(ii) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Lender will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii) Notices; Standards for Decisions and Determinations. The Lender will promptly notify the Borrower of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Lender pursuant to this Section 2.8(c) including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.8(c).

(iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Lender in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Lender may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Lender may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

2.9 Payments. All payments (including prepayments) to be made by Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made no later than 3:00 p.m., on the due date therefor to Lender, at Lender’s office specified in Section 9.2 hereof, in Dollars and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

2.10 Requirements of Law.

(a) If Lender shall have determined that the adoption of or any change in any Requirement of Law of or by any Governmental Authority regarding or effecting capital adequacy or in the interpretation or application thereof or compliance by Lender or any corporation controlling Lender with any request or directive regarding or effecting capital adequacy from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Lender’s or such corporation’s policies with respect to capital adequacy) by an amount reasonably determined by Lender to be material, then from time to time, Borrower shall promptly, and in any event within ten Business Days of receipt of detailed notice thereof from Lender documenting the relevant changes, pay to Lender such additional amount or amounts as will compensate Lender for such reduction.

(b) If Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify Borrower of the event by reason of which it has become so entitled by providing a certificate setting forth in reasonable detail the basis for the claim for additional amounts, the amounts required to be paid by Borrower to Lender, and the computations made by Lender to determine the amounts; provided that Lender shall not be required to disclose any confidential information. Such certificate as to any additional amounts payable pursuant to this Section submitted by Lender to Borrower shall be conclusive in the absence of manifest error. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(c) Failure or delay on the part of Lender to demand compensation pursuant to this Section shall not constitute a waiver of Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate Lender pursuant to this Section for any increased costs incurred or reductions suffered more than 90 days prior to the date that Lender notifies Borrower of the event giving rise to such increased costs or reductions, and of Lender’s intention to claim compensation therefor (except that, if the event giving rise to such increased costs or reductions is retroactive, then the 90 day period referred to above shall be extended to include the period of retroactive effect thereof).

2.11 Taxes.

(a) All payments made by Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, assessments, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) all present and future income taxes (including, without limitation, branch profits tax), minimum taxes, and franchise taxes (imposed in lieu of net income taxes) imposed on Lender as a result of a present or former connection between Lender (or its applicable lending office) and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note), (ii) any U.S. federal withholding taxes imposed under FATCA. If any such non-excluded taxes, levies, imposts, duties, charges, fees, assessments, deductions or withholdings (“Non-Excluded Taxes”) are required to be withheld from any amounts payable to Lender hereunder or under any Note, the amounts so payable to Lender shall be increased to the extent necessary to yield to Lender (after payment of all required Non-Excluded Taxes, including such deductions and withholdings applicable to additional sums payable under this Section 2.11), Lender will have received an amount equal to the sum it would have received had no such withholding or deduction been made, provided, however, that (i) Borrower shall not be required to increase any such amounts payable to Lender if Lender fails to comply with the requirements of paragraph (c) of this Section, and (ii) Borrower shall not be required to increase any such amounts payable to Lender for any Non-Excluded Taxes that are U.S. federal withholding taxes imposed on amounts payable to Lender pursuant to laws in effect at the time Lender becomes a party to this Agreement. Whenever any Non-Excluded Taxes are payable by Borrower, as promptly as possible thereafter, and in no event more than forty-five (45) days thereafter, Borrower shall send to Lender a certified copy of an original official receipt received by Borrower showing payment thereof or such other evidence of payment as is reasonably acceptable to Lender. If Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to Lender the required receipts or other required documentary evidence, Borrower shall indemnify Lender for any incremental taxes, interest or penalties that may become payable by Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the repayment, satisfaction or discharge of the Loans and all other Obligations hereunder.

(b) If Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any taxes, levies, imposts, duties, charges, fees, assessments, deductions, withholdings or any other amount as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to Borrower an amount equal to such refund or credit (but only to the extent of indemnity payments made under this Section with respect to the amounts giving rise to such refund or credit), net of all out-of-pocket expenses (including taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit). Borrower, upon the request of such Lender, shall repay to Lender the amount paid over pursuant to this paragraph (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section, in no event will Lender be required to pay any amount to Borrower pursuant to this Section the payment of which would place Lender in a less favorable net after-tax position than Lender would have been in if the amount subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to Borrower or any other Person.

(c) If Lender is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document, Lender shall deliver to Borrower at the time or times reasonably requested by Borrower such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Lender, if reasonably requested by Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower as will enable Borrower to determine whether or not Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.11(d) below) shall not be required if in Lender’s reasonable judgment such completion, execution or submission would subject Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of Lender. Each Person that shall become a Lender or a Participant pursuant to Section 9.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this Section; provided that, in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

(d) Without limiting the generality of the foregoing, Lender shall (i) deliver to Borrower prior to any payments being made under this Agreement or the Loans (A) if Lender is organized under the laws of a jurisdiction outside the United States of America, one duly completed copy of United States Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8IMY or Form W-8ECI, or successor applicable forms, appropriate for Lender, or (B) if Lender is organized under the laws of a jurisdiction within the United States of America, one duly completed copy of United States Internal Revenue Service Form W-9, or successor form.

(e) If a payment made to Lender under this Agreement or the Loans would be subject to U.S. federal withholding tax imposed by FATCA if Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Lender shall deliver to Borrower at the time or times prescribed by law and at such time or times reasonably requested by Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with their obligations under FATCA, to determine whether Lender has or has not complied with Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.11(e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower in writing of its legal inability to do so.

2.12 Change of Lending Office. If Lender requests compensation under Section 2.10, or if Borrower is required to pay any additional amount to Lender or any Governmental Authority for the account of Lender pursuant to Section 2.11, then Lender shall use reasonable efforts to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under Section 2.10 or payment of additional amounts under Section 2.11. Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by Lender in connection with any such designation or assignment.

2.13 Continuation Options; Tranches.

(a) Each Eurodollar Loan may be converted to an ABR Loan by giving Lender notice of such election not later than the third Banking Day prior to the last day of such Interest Period, unless there shall have occurred and be continuing a Default or Event of Default, provided that such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. Each ABR Loan may be converted to a Eurodollar Loan by giving Lender notice of such election not later than the third Banking Day prior to the date of such conversion, unless there shall have occurred and be continuing a Default or Event of Default. No conversion may be made pursuant to this Section 2.13(a) if, after giving effect thereto, Section 2.13(c) shall be contravened.

(b) All Eurodollar Loans shall be continued as such upon the expiration of the then current Interest Period with respect thereto in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, provided that no Eurodollar Loan may be continued as such (i) if, after giving effect thereto, Section 2.13(c) would be contravened or (ii) after the date that is one month prior to April 20, 2022.

(c) All borrowings, conversions and continuations of Revolving Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Revolving Loan shall be equal to $1,000,000 or a whole multiple of $500,000 in excess thereof. There shall be no more than ten (10) Interest Periods outstanding at any one time.

2.14 Indemnity.

(a) Borrower agrees to indemnify Lender and to hold Lender harmless from any loss or expense which Lender may sustain or incur as a consequence of (i) default by Borrower in payment when due of the principal amount of or interest on the Loans, (ii) default by Borrower in making any prepayment after Borrower has given a notice thereof in accordance with the provisions of this Agreement, or (iii) the making by Borrower of a prepayment (whether such prepayment is voluntary, optional, mandatory or upon acceleration of the Loans) of the Loans on a day which is not the last day of an Interest Period with respect thereto, in each case above including, without limitation, any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain the Loans or from fees payable to terminate the deposits from which such funds were obtained. This covenant shall survive the termination of this Agreement and the payment of the Obligations and all other amounts payable hereunder.

(b) When demanding payment pursuant to this Section, Lender shall provide to Borrower a certificate, signed by an officer of Lender, setting forth in reasonable detail the amount required to be paid by Borrower to Lender. Such certificate shall be conclusive in the absence of manifest error.

2.15 Certain Increased Costs and Eurodollar Events.

(a) If any future Requirement of Law, or any change after the date hereof in the interpretation or administration of any Requirement of Law by any Governmental Authority charged with the interpretation or administration thereof, or compliance by Lender (or its applicable lending office) with any request or directive (whether or not having the force of law) of any such Governmental Authority in connection therewith issued, promulgated or enacted after the date hereof shall:

(i) subject Lender (or its applicable lending office) to any tax, duty or other charge with respect to the Loans or its Commitment, in each case except for any Non- Excluded Taxes and any taxes described in Sections 2.11(a)(i) or (ii); or

(ii) impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender (or its applicable lending office) or shall impose on Lender (or its applicable lending office) any other condition affecting the Loans or its Commitment; or

(iii) impose on Lender any other conditions or requirements with respect to this Agreement, or the Loans made by Lender or participation therein or Lender’s Commitment and the result of any of the foregoing is to increase the cost to Lender of making, funding, issuing, renewing, extending or maintaining the Loans or Lender’s Commitment, or to reduce the amount of any sum received or receivable by Lender under this Agreement with respect thereto, by an amount deemed by Lender to be material, then, promptly upon demand by Lender and delivery to Borrower of the certificate required by clause (c) hereof, Borrower shall pay to Lender the additional amount or amounts as will compensate Lender for such increased cost or reduction.

(b) If prior to the commencement of any Interest Period for a Eurodollar Loan:

(i) Lender determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurodollar Base Rate or the Eurodollar Rate, as applicable, for a Loan for the applicable Interest Period; or

(ii) Lender determines (which determination shall be conclusive and binding absent manifest error) that the Eurodollar Base Rate or the Eurodollar Rate, as applicable, for the applicable Interest Period will not adequately and fairly reflect the cost to Lender of making or maintaining its Loans included in such borrowing for such Interest Period, then Lender shall give notice thereof to Borrower by telephone or telecopy as promptly as practicable thereafter and, until Lender notifies Borrower that the circumstances giving rise to such notice no longer exist, any request by Borrower for conversion of any Eurodollar Loan to, or continuation of any Eurodollar Loan for the applicable Interest Period, as the case may be, shall be ineffective and such Borrowing shall be made as an ABR Loan.

(c) If Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify Borrower of the event by reason of which it has become so entitled by providing a certificate setting forth in reasonable detail the basis for the claim for additional amounts, the amounts required to be paid by Borrower to Lender, and the computations made by Lender to determine the amounts; provided that Lender shall not be required to disclose any confidential information; provided further that Borrower shall not be required to compensate Lender pursuant to this Section for any increased costs incurred or reductions suffered more than 90 days prior to the date that Lender notifies Borrower of the event giving rise to such increased costs or reductions, and of Lender’s intention to claim compensation therefor (except that, if the event giving rise to such increased costs or reductions is retroactive, then the 90 day period referred to above shall be extended to include the period of retroactive effect thereof). Such certificate as to any additional amounts payable pursuant to this Section submitted by Lender to Borrower shall be conclusive in the absence of manifest error. The agreements in this Section shall survive the termination of this Agreement and the payment of the Obligations and all other amounts payable hereunder.

SECTION 3. REPRESENTATIONS AND WARRANTIES

Borrower hereby represents and warrants to Lender that:

3.1 Financial Condition. Borrower’s annual shareholder report on Form N-CSR (or any successor form adopted by the U.S. Securities and Exchange Commission) for Borrower’s most recently ended fiscal year for which annual reports have been prepared, if any, certified by the independent public accountants for Borrower (i) has heretofore been filed with the Securities and Exchanges Commission through its public Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”), (ii) contains a statement of assets and liabilities as of Borrower in respect of such year and related statements of operations and of changes in net assets for the fiscal year ended on such date, and (iii) fairly presents, in all material respects, the financial position of Borrower as of such date and the results of its operations for such period, in conformity with GAAP (as consistently applied).

3.2 No Change. Since the date of the shareholder report for the most recently ended fiscal year for which annual reports have been prepared for Borrower, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

3.3 Existence; Compliance with Law. Borrower is (a) duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority and the legal right to own its property and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign entity and is in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its business requires such qualification except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect and (d) is in material compliance with all Requirements of Law (including, without limitation, prior to and after giving effect to this Agreement, the 1940 Act and the 1933 Act). Borrower will be in compliance with Section 18(c) of the 1940 Act. The shares of Borrower have been validly authorized.

3.4 Power; Authorization; Enforceable Obligations. Borrower has the power and authority and the legal right, to execute, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party including, without limitation, receiving the approval of the majority of the independent members of the board of directors of Borrower as to entering into the transactions contemplated hereby.

Except for any filings to perfect Lender’s security interest in the Collateral, no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with (a) the borrowings hereunder, (b) the granting of the security interest in the Collateral to Lender, or (c) with the execution, delivery, performance, validity or enforceability of the Loan Documents to which Borrower is a party other than those that have been obtained. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered by Borrower. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

3.5 No Legal Bar. The execution, delivery and performance of the Loan Documents to which Borrower is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any material Requirement of Law applicable to Borrower (including, without limitation, the 1940 Act and the 1933 Act) or material Contractual Obligation of Borrower and will not result in, or require, the creation or imposition of any material Lien on any of their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation other than the Liens granted in favor of Lender pursuant to the Loan Documents.

3.6 No Material Litigation. No material litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Borrower, threatened by or against Borrower or against any of its properties or revenues which could reasonably be expected to have a Material Adverse Effect.

3.7 No Default. Borrower is not in default under or with respect to any Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

3.8 Ownership of Property; Leases; Liens. Borrower has good title to all its property, free and clear of Liens other than Permitted Liens. All material leases of Borrower are valid and subsisting and are in full force and effect in all material respects.

3.9 No Burdensome Agreements. No Contractual Obligation of Borrower could reasonably be expected to have a Material Adverse Effect.

3.10 Taxes.

(a) Borrower has filed all tax returns which are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any amounts the validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Borrower); and no tax Lien (other than Permitted Liens) has been filed, and, to the knowledge of Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

(b) Borrower qualifies as a “regulated investment company” as defined in subchapter M of the Code.

(c) Borrower is in compliance with all requirements of the Code applicable to regulated investment companies under subchapter M.

3.11 Federal Margin Regulations. Other than the delivery to Lender and execution of Form FR U-1 by Borrower, no filing or other action is required under the provisions of Regulations U or X in connection with the execution and delivery of this Agreement and the making of the Loans hereunder, and such execution and delivery of this Agreement and making of the Loans is in compliance therewith.

3.12 ERISA. Neither Borrower nor any ERISA Affiliate is currently or has at any time maintained or established a Plan. Neither Borrower nor any ERISA Affiliate is currently or has at any time been a “party in interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975 of the Code) with respect to a Plan.

3.13 Certain Restrictions. Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System and the 1940 Act) which limits its ability to incur Indebtedness. Borrower is not party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of Borrower, any agreement relating thereto or any other agreement (including, without limitation, its charter or other organizational document), which limits its ability to incur Indebtedness.

3.14 Subsidiaries. Borrower has no direct Subsidiaries.

3.15 Registration of Borrower. Borrower is registered as a diversified, closed-end, management investment company under the 1940 Act. The Investment Advisor is registered as an investment adviser under the Advisers Act, and is Borrower’s Investment Advisor.

3.16 Offering in Compliance with Securities Laws. Borrower has issued all of its securities pursuant to an effective registration statement on Form N-2 or otherwise in accordance with all Federal and State securities laws applicable thereto in all material respects.

3.17 Investment Policies. Borrower is in compliance in all material respects with all of its Investment Policies (including, without limitation, immediately prior to and immediately after giving effect to this Agreement and the borrowings contemplated hereunder).

3.18 Accuracy of Information; Electronic Information.

(a) All factual information furnished on or prior to the date hereof by or on behalf of Borrower in writing to Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby (in each case, as amended, superseded, supplemented or otherwise modified with the knowledge of Lender) is, and all other such factual information hereafter furnished by or on behalf of Borrower to Lender (in each case, as amended, superseded, supplemented or otherwise modified with the knowledge of Lender) will be, true and accurate in every material respect on the date as of which such information is dated or certified, and to the extent such information was furnished to Lender on or prior to the date hereof, as of the date of execution and delivery of this Agreement by Lender, and such information is not, or shall not be, as the case may be, incomplete by omitting to state any material fact necessary to make such information not misleading; provided, however, that, with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

(b) Borrower agrees that Lender shall not be liable to Borrower for any damages arising from its use of information or other materials obtained through electronic transmission systems which is incorrect or incomplete because of an electronic transmission error.

3.19 Affiliated Persons. To the best knowledge of Borrower, Borrower, together with its respective Affiliates, is not an “Affiliated Person” (as defined in the 1940 Act) of Lender.

3.20 [Reserved].

3.21 Foreign Assets Control Regulations, Etc.

(a) None of the execution, delivery or performance of any Loan Document, the issuance of any Notes, or the use of proceeds of the Loans will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b) Borrower (i) is not a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order and (ii) does not engage in any dealings or transactions with any such Person. Borrower is in compliance, in all material respects, with the Patriot Act.

(c) No part of the proceeds from the Loans hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such act applies to Borrower.

(d) Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by Borrower and its directors, officers and employees with Anti-Corruption Laws and applicable Sanctions, and Borrower, and to the knowledge of Borrower, its officers, employees, directors and agents (such agents acting pursuant to the direction of Borrower), in each case, to the extent acting on behalf of Borrower, are in material compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) Borrower, or (b) to the knowledge of any Responsible Officer, any of the directors, officers or employees while in such office of Borrower or any agent of Borrower that acts at the direction of Borrower in connection with the credit facility established hereby, is a Sanctioned Person. Neither the Loans nor use of proceeds contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

SECTION 4. CONDITIONS PRECEDENT

4.1 Conditions Precedent. The effectiveness of this Agreement is subject to the satisfaction, prior to or on the Closing Date, of the following conditions precedent:

(a) Executed Agreement. The Lender shall have received this Agreement fully executed and delivered by all other parties thereto, including, without limitation, by a duly authorized officer of Borrower.

(b) Control Agreement. The Lender shall have received the Control Agreement fully executed and delivered by all other parties thereto.

(c) Notes. The Lender shall have received Notes requested pursuant to Section 2.5(c), if any, executed and delivered by a duly authorized officer of Borrower.

(d) Related Agreements. The Lender shall have received true, correct and complete copies, certified as to authenticity by Borrower, of (i) Borrower’s most recent Prospectus, the Investment

Advisory Agreement, the Custody Agreement, and (ii) such other documents or instruments as may be reasonably requested by Lender, including, without limitation, a copy of any material debt instrument, security agreement or other material contract to which Borrower may be a party.

(e) Proceedings of Borrower. The Lender shall have received a copy of the resolutions, in form and substance satisfactory to Lender, of the board of directors of Borrower authorizing (i) the execution, delivery and performance of the Loan Documents and (ii) the borrowings contemplated hereunder, certified by the Secretary or any Assistant Secretary of Borrower as of the Closing Date, which certificate shall be in form and substance satisfactory to Lender and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and are in full force and effect.

(f) Incumbency Certificate. The Lender shall have received a certificate of Borrower, dated the Closing Date, as to the incumbency and signature of the officers of Borrower executing any Loan Document, executed by the Secretary or any Assistant Secretary of Borrower, satisfactory in form and substance to Lender.

(g) Organizational Documents. The Lender shall have received true, correct and complete copies of the charter and by-laws of Borrower, certified as of the Closing Date as true, correct and complete copies thereof by the Secretary or any Assistant Secretary of Borrower.

(h) Good Standing. The Lender shall have received a certificate evidencing the good standing of Borrower in its jurisdiction of formation.

(i) Legal Opinions. The Lender shall have received the executed legal opinion of counsel to Borrower (which shall not be an “Accord” opinion). Such legal opinion shall cover such matters incident to the transactions contemplated by this Agreement as Lender may reasonably require.

(j) Financial Information. The Lender shall have received the most recent publicly available financial information (which includes a list of portfolio securities) for Borrower.

(k) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be satisfactory in form and substance to Lender, and Lender shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

4.2 Conditions to Each Loan. The agreement of Lender to make any Revolving Loan requested by Borrower to be made by it on any date is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties made by Borrower in or pursuant to the Loan Documents shall be (i) on the Closing Date, true and correct and (ii) on and as of such date (other than the Closing Date), true and correct as if made on and as of such date (A) as stated if such representation and warranty contains an express materiality qualification or (B) in all material respects if such representation and warranty does not contain such a qualification, except to the extent, in any case, the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

(b) No Default. No Default or Event of Default shall have occurred and be continuing on the Closing Date.

(c) Maximum Borrowing Limitation. Borrower is in compliance with and shall not have violated any Requirements of Law or exceeded the borrowing limits set forth in its Prospectus or Registration Statement.

(d) Regulation U. The Lender shall be satisfied that the Loans and the use of proceeds thereof comply in all respects with Regulation U.

SECTION 5. AFFIRMATIVE COVENANTS

So long as the Loans or other Obligation hereunder shall remain unpaid or unsatisfied or Lender shall have any outstanding Commitment, Borrower shall:

5.1 Financial Statements. Furnish to Lender or caused to be furnished to Lender, as soon as possible and in any event within two (2) Business Days after (i) the deadline for filing thereof with the Securities and Exchange Commission or any successor or analogous Governmental Authority, copies of all annual and semi-annual reports to shareholders and (ii) the filing thereof with the Securities and Exchange Commission or any successor or analogous Governmental Authority, copies of all amendments and supplements to the Registration Statement, the Prospectus, non-routine proxy statements, financial statements and other materials of a financial or otherwise material nature; provided that publication of such information on Borrower’s website, agmfunds.com, or public availability as posted on EDGAR shall constitute delivery for purposes of this Section 5.1.

5.2 Certificates; Other Information. Furnish to Lender:

(a) within two (2) Banking Days after the delivery of each annual and semi-annual financial statement referred to in Section 5.1, a certificate of Borrower stating that (i) Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, (ii) the representations and warranties made by Borrower in or pursuant to the Loan Documents shall be true and correct on and as of such date of such financial statement (A) as stated if such representation and warranty contains an express materiality qualification or (B) in all material respects if such representation and warranty does not contain such a qualification, except to the extent the same expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and (iii) no Default or Event of Default has occurred and is continuing;

(b) as soon as available, but in any event not later than 10 days after the end of each month, the net asset value sheet of the Borrower as at the end of such month, in the form and detail similar to those customarily prepared by the Borrower’s management for internal use and reasonably satisfactory to Lender, certified by a Responsible Officer as being fairly stated in all material respects;

(c) within two (2) Banking Days following the 15th and the last day of each month (or, if any such date is not a Banking Day, on the next succeeding Banking Day), a certificate of a Responsible Officer showing in reasonable detail the calculation of Borrower’s Asset Coverage Ratio as of the 15th or the last day of each such month, as applicable; and

(d) promptly, copies of all changes to the Prospectus and Registration Statement, and any additional financial and other information as Lender may from time to time reasonably request.

5.3 Payment of Obligations. Pay, discharge or otherwise satisfy, at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature (including taxes), except where (i) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Borrower, or (ii) the failure to pay, discharge or otherwise satisfy would not result in an Event of Default.

5.4 Conduct of Business; Maintenance of Existence and Investment Company Status; Compliance with Law and Contractual Obligations; Maintenance of Custodian. Continue to engage in its investment business in accordance with its Investment Policies, Prospectus and Registration Statement, as such may be supplemented or amended from time to time in accordance with this Agreement, and preserve, renew and keep in full force and effect its existence and take all reasonable action to maintain all of its licenses, certificates, permits, rights, privileges and franchises necessary or desirable in the normal conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; comply with all material Contractual Obligations and Requirements of Law (including, without limitation, Regulations U (including, compliance with all withdrawal and substitution rules therein) and X and other applicable regulations of the Board of Governors of the Federal Reserve System); maintain at all times its registration as a diversified, closed-end investment company under the 1940 Act; maintain at all times a custodian which is a bank or trust company organized under the laws of the United States or a political subdivision thereof having assets of at least $10,000,000,000 and a long-term debt or deposit rating of at least A- from S&P or A3 from Moody’s; and maintain in effect and enforce policies and procedures designed to ensure compliance by Borrower and its directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.

5.5 Maintenance of Property; Insurance. Keep all property necessary in its business, if any, in good working order and condition, normal wear and tear excepted; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are customarily insured against in the same general area by entities engaged in the same or similar business or as may otherwise be required by the Securities and Exchange Commission or any successor or analogous Governmental Authority (including, without limitation, (i) fidelity bond coverage as shall be required by Rule 17g-1 promulgated under the 1940 Act or any successor provision and (ii) errors and omissions insurance); and furnish to Lender, upon written request, full information as to the insurance carried. Borrower shall defend the Collateral against all claims and demands of all persons at any time claiming any interest therein adverse to Lender.

5.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all material Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of Lender to visit and inspect any of Borrower’s properties and examine and make abstracts from any of its books and records during normal business hours and to discuss the business, operations, properties and financial and other condition of Borrower with officers and employees of Borrower and with its independent certified public accountants; provided that, unless a Default or an Event of Default shall have occurred and be continuing, Lender shall provide Borrower with three (3) Business Days’ prior notice of such visit. The right of inspection described in this Section 5.6 shall not apply to any information regarding shareholders of Borrower to the extent Borrower is prohibited from providing such information by Regulation S-P, 17 CFR Part 248.

5.7 Notices. Promptly give notice to Lender of:

(a) the occurrence of any Default or Event of Default;

(b) any (i) default or event of default under any Contractual Obligation of Borrower which, if not cured, could reasonably be expected to have a Material Adverse Effect, or (ii) material litigation, investigation (other than an industry-wide investigation) or proceeding which may exist at any time between Borrower and any Governmental Authority;

(c) any litigation or proceeding affecting Borrower in which the amount reasonably determined to be at risk is more than 5% of Borrower’s net assets and not covered by insurance or in which injunctive or similar relief is sought;

(d) any change in Borrower’s Prospectus or Registration Statement involving Investment Policies, on the same day as such notice is given to any stockholder of the Borrower;

(e) any development or event which could reasonably be expected to have a Material Adverse Effect on Borrower; and

(f) any change in Borrower’s custodian, such notice to be received prior to the effective date of such change.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action Borrower proposes to take with respect thereto.

5.8 Purpose of the Loans. Use the proceeds of the Loans for new portfolio investments and general corporate purposes of Borrower as an investment company registered under the 1940 Act. Without limiting the foregoing, Borrower will not, directly or indirectly, use any part of such proceeds for any purpose which would violate any provision of its Prospectus or any applicable statute, regulation, order or restriction. Payments Following Event of Default. During the existence of and continuation of an Event of Default, Borrower will not (a) make any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, but not limited to, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) any Indebtedness (other than the Obligations) or (b) amend or modify, or permit the amendment or modification of, any provision of any Indebtedness (other than the Obligations) with the effect of such Indebtedness having an earlier maturity date than that prior to such amendment or modification.

5.10 Collateral Requirement. At all times remain the owner of the Collateral and place and maintain the Collateral that may be held therein in the Custody Account, subject to the provisions of the Loan Documents, and Borrower will not remove the Collateral from such location except for sales and dispositions in the ordinary course of business (including, but not limited to, purchases and sales of portfolio securities, sales and redemptions of fund shares, and regular and customary periodic dividends and distributions), without providing at least 30 days prior written notice to Lender.

SECTION 6. NEGATIVE COVENANTS

So long as the Loans or other Obligation hereunder shall remain unpaid or unsatisfied or Lender shall have any outstanding Commitment, Borrower shall not directly or indirectly:

6.1 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness of Borrower, except Indebtedness of Borrower incurred (a) under the Loan Documents, (b) under the Custody Agreement in favor of the Custodian to the extent (i) incurred in the ordinary course of business, (ii) incurred solely for temporary purposes with repayment in full within thirty days and without any renewal or extension thereof, and (iii) not in excess of 5% of the value of the Total Assets of Borrower at the time at which any such Indebtedness is incurred or (c) in the form of reverse repurchase transactions, Swap Obligations, Interest Rate Agreements, derivatives, dollar rolls or other transactions entered into solely for investment purposes which have the effect of borrowing (in each case, in compliance with Release 10666 and/or 1940 Act Rule 18f-4); and, in each case, which is not otherwise prohibited by law, is in the ordinary course of business, and is not in contravention of Borrower’s Prospectus or Registration Statement and, in the case of Section 6.1(a), is reflected properly as Senior Securities representing Indebtedness of Borrower in the calculation of the Asset Coverage Ratio.

6.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of the property, assets or revenues of Borrower, whether now owned or hereafter acquired, except for (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Borrower in conformity with GAAP, (b) Liens arising in favor of the Custodian to secure claims for customary fees and expenses owed to the Custodian under the Custody Agreement, (c) Liens arising from Swap Obligations, Interest Rate Agreements or reverse repurchase transactions, to the extent the aggregate amount of the assets of Borrower subject to such Liens does not exceed, at any time, more than 5% of the value of the Total Assets of Borrower, and (d) Liens created under any of the Loan Documents (collectively, the “Permitted Liens”).

6.3 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation of Borrower, except as may occur in the ordinary course of Borrower’s business and which is not otherwise prohibited by this Agreement or any Requirements of Law.

6.4 Limitation on Fundamental Changes. (a) Enter into any merger, consolidation or amalgamation, unless (i) no Default or Event of Default shall have occurred and be continuing or be caused by such merger, consolidation or amalgamation, (ii) Borrower is the surviving entity of such merger, consolidation or amalgamation and (iii) the Investment Advisor remains the investment advisor of Borrower; (b) liquidate, wind up or dissolve (or suffer any liquidation or dissolution); convey, sell, lease, assign, transfer or otherwise dispose of all or substantially all of the property, business or assets of Borrower in a single transaction or in related transactions; or (c) make any material change in its present method of conducting business. For the avoidance of doubt, the Merger shall not be prohibited by the foregoing.

6.5 Limitation on Distributions. Make any distribution or dividend (other than a dividend or distribution paid in shares of, or options, warrants, or rights to subscribe for, or purchase, common shares or other shares of capital stock of Borrower) to the shareholders of Borrower, whether now or hereafter existing, either directly or indirectly, whether in cash or property or in obligations of Borrower if such distribution or dividend would result in a Default or an Event of Default. Notwithstanding the foregoing sentence, during the occurrence and continuation of an Event of Default, including without limitation arising due to any failure to make a mandatory prepayment due pursuant to the provisions of Section 2.6(b), Borrower shall not make any distribution or dividend to the shareholders of Borrower, whether now or hereafter existing, either directly or indirectly, whether in cash or property or in obligations of Borrower. Notwithstanding the foregoing, nothing herein shall prevent Borrower from making (i) distributions that are required to enable Borrower to qualify as a “regulated investment company” under Sections 851-855 of the Code or otherwise to minimize or eliminate Federal, State or local income or excise taxes payable by Borrower or (ii) distributions that are required by any other Requirement of Law.

6.6 Limitation on Investments, Loans and Advances; Subsidiaries. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of or make any other investment (each such advance, loan, extension, contribution, purchase or investment, an “Investment”) in, any Person, except those not inconsistent with Borrower’s Investment Policies; provided that Borrower shall have no direct Subsidiaries.

6.7 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is not otherwise prohibited under this Agreement and not in violation of the 1940 Act.

6.8 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement which prohibits or limits the ability of Borrower to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than (a) the Loan Documents, (b) the provisions of certain series of mandatory redeemable preferred shares issued by Borrower, and (c) except as may occur in the ordinary course of Borrower’s business and which is not otherwise prohibited by any Requirements of Law.

6.9 Limitation on Changes to Investment Policies. Except as may be required by law, make any amendment to the Prospectus or Registration Statement of Borrower relating to changes in Borrower’s Investment Policies without the consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed; provided that Borrower shall not enter into any amendment that would restrict Borrower’s ability to perform its obligations under the Loan Documents in any respect.

6.10 Permitted Activities. Engage in any business or activity other than consistent with Borrower’s Investment Policies.

6.11 ERISA. Establish, maintain or be obligated, or permit any ERISA Affiliate to establish, maintain or be obligated, in respect of a Plan.

6.12 Custodian. Transfer any assets to, or have on deposit any assets with, any custodian or bank unless Lender shall have a perfected, first-priority security interest in all securities accounts and deposit accounts maintained by Borrower with such Person and shall have received such documentation as it may reasonably require in connection with perfecting and maintaining such security interest, including, without limitation, (a) a control agreement, in form and substance reasonably satisfactory to Lender, duly executed and delivered by such new custodian and Borrower, (b) a certificate of the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer of Borrower dated the date of such new control agreement and certifying that attached thereto is a true and correct copy of the custody agreement to be entered into by such new custodian and Borrower, and (c) a favorable written opinion of counsel for Borrower referring to such new control agreement, (i) dated the date of such new control agreement, (ii) addressed to Lender and (iii) covering such matters as Lender or its counsel shall reasonably request, including, without limitation, the perfected security interest achieved by such new control agreement and the Loan Documents.

6.13 Terrorism Sanctions Regulations. Become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order, or engage, in any dealings or transactions with any such Person.

6.14 Anti-Corruption Laws. Borrower shall not use, and shall prohibit its directors, officers and employees, and agents to the extent acting on behalf of and at the direction of Borrower from using, the proceeds of the Loans: (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the specific purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that violates any Sanctions applicable to Borrower.

SECTION 7. EVENTS OF DEFAULT

If any of the following events shall occur and be continuing (each an “Event of Default”):

(a) Borrower shall fail to pay any principal of the Loans when due in accordance with the terms thereof or hereof, including, without limitation, any failure to make a mandatory prepayment due pursuant to the provisions of Section 2.6(b); or Borrower shall fail to pay any interest on the Loans, or any other amount payable hereunder and such failure shall continue for five (5) days; or

(b) Any representation or warranty made or deemed made by Borrower or Investment Advisor herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(c) Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.1, Section 5.2(a), (b), (c) or (d), or any of Section 6; or

(d) Borrower shall fail to perform or observe any term, covenant or agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a), (b) or (c) of this Section), and such default shall continue unremedied for a period of fifteen (15) days; or

(e) Borrower shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Loans) or Guarantee Obligation, in each case with a face amount in excess of $5,000,000, or any Swap Obligation in an amount in excess of $5,000,000, beyond the grace period (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness, Swap Obligation or Guarantee Obligation was created; or (ii) after the satisfaction or expiration of any notice requirement and grace period pertaining thereto, default in the observance or performance of any other agreement or condition relating to any such Indebtedness, Swap Obligation or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation or Swap Obligation to cause such Indebtedness or Swap Obligation to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

(f) (i) Borrower shall commence any case, proceeding or other action with respect to itself (A) under any then applicable law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains unvacated, undischarged, unstayed or unbonded pending appeal within 60 days from the entry thereof; or (iii) there shall be commenced against Borrower any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Borrower shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g) Borrower incurs any liability to any Plan which would reasonably be expected to have a Material Adverse Effect on Borrower; or

(h) One or more final judgments or decrees shall be entered against Borrower involving in the aggregate a liability (not fully covered by insurance) equal to or exceeding $5,000,000, which judgment(s) remain unsatisfied for at least 30 days; or

(i) Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or Borrower, Investment Advisor or Custodian contests in writing the validity or enforceability of any material provision of any Loan Document; or Borrower denies in writing that it has any or further liability or obligation under any Loan Document; or

(j) Lender shall cease to have a first priority perfected Lien in the Collateral (except for any Permitted Lien); or

(k) Borrower fails to make any material filing (including, without limitation, Forms N-CSR and N-CSRS (or any successor forms adopted by the U.S. Securities and Exchange Commission)) with the Securities Exchange Commission or any other Governmental Authority, as required by applicable law, in each case, within the time period prescribed by applicable law but after giving effect to any extension provided by filing a notification pursuant to Rule 12b-25 under the Exchange Act and any required approval by the applicable Governmental Authority, and such default shall continue unremedied for a period of two (2) Banking Days; or

(l) Either the Investment Advisor or an Affiliate thereof shall no longer act as investment advisor for Borrower; or

(m) Borrower shall cease to be registered under the 1940 Act (or proceedings for such purpose shall have been instituted); or

(n) Borrower shall fail to materially comply with its fundamental Investment Policies in a manner which Lender, in its sole discretion, determines could reasonably be expected to have a Material Adverse Effect; or

(o) Borrower shall fail to materially comply with the 1940 Act; or

(p) (i) the Custody Agreement shall have been terminated without the prior written consent of Lender, or (ii) Custodian (A) transfers or otherwise permits the withdrawal of Collateral in contravention of the terms of the Control Agreement, (B) fails to comply with a notice of exclusive control (or any transfer instructions thereafter) from Lender in accordance with the terms of the Control Agreement, or (C) fails to comply with any other material provision of the Control Agreement; or

(q) Borrower shall fail to pay to Custodian, when due, any fees, expenses or charges in an aggregate amount greater than $500,000 (at any time outstanding) under the Custody Agreement and such failure continues for thirty (30) days;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) of this Section with respect to Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder made to Borrower (with accrued interest thereon) and all other amounts owing under this Agreement by Borrower shall immediately become due and payable, and (B) if such event is any other Event of Default with respect to Borrower, any or all of the following actions may be taken by Lender: (i) declare the Commitments to be terminated forthwith, whereupon such Commitments shall immediately terminate; and (ii) declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement by Borrower to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

On and after the occurrence and during the continuance of an Event of Default, Lender may exercise any or all of the following rights and remedies: (A) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement, (B) without notice, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as Lender may deem commercially reasonable; provided, neither Lender’s compliance with any applicable state or federal law in the conduct of such sale, nor its disclaimer of any warranties relating to the Collateral, shall be considered to affect the commercial reasonableness of such sale and Borrower hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted; (C) all payments and distributions made to Borrower upon or with respect to the Collateral shall be paid or delivered to Lender, and Borrower agrees to take all such action as Lender may deem necessary or appropriate to cause all such payments and distributions to be made to Lender and all money and other property paid over to or received by Lender shall be retained by Lender as additional collateral hereunder.

In addition to the foregoing, upon the occurrence and during the continuance of an Event of Default, Lender may, at its option, instruct the Custodian to transfer the whole or any part of the Collateral into the name of Lender or the name of its nominee, notify the obligors on any Collateral to make payment to Lender or its nominee of any amounts due thereon, take control or grant its nominee the right to take control of any proceeds of the Collateral, liquidate any or all of the Collateral, withdraw and/or sell any or all of the Collateral and apply any such Collateral as well as the proceeds of any such Collateral to all unpaid Obligations in such order as Lender determines in its sole discretion, and exercise any other rights and remedies under any Loan Document, at law or in equity. Borrower will be responsible for any decrease in the value of the Collateral occurring prior to liquidation.

SECTION 8. SECURITY INTEREST

8.1 Collateral. To secure the payment and performance of all of the Obligations, Borrower hereby pledges, assigns and grants to Lender, a security interest in and lien on, and a right of set-off against, all rights of Borrower in all of the following, whether real property, personal property or fixtures, whether now or hereafter existing, owned or acquired by Borrower (collectively, the “Collateral”): (a) all Accounts, the Custody Account, contract rights, General Intangibles, Payment Intangibles, health care insurance receivables, tax refunds, Letters of Credit, Letter of Credit Rights (whether or not the letter of credit is evidenced by a writing), Supporting Obligations, instruments (including promissory notes), Chattel Paper (whether tangible or electronic), documents, notes and documents of title; (b) all Commercial Tort Claims; (c) all Inventory; (d) all Equipment, fixtures and other goods; (e) all Deposit Accounts (general or special); (f) all financial assets, securities, Investment Property and money; (g) all insurance proceeds of or relating to any of the foregoing; (h) all insurance proceeds relating to any life insurance policy covering the life of any director, manager (within the meaning of any applicable limited liability company law), officer, employee or former director, officer or employee of Borrower; (i) insurance proceeds relating to business interruption insurance; (j) all other real property, personal property and fixtures of Borrower; (k) all books and records, including all books and records relating to any of the foregoing; and (l) all accessions and additions to, substitutions for, and replacements, products and proceeds of any of the foregoing. Notwithstanding the foregoing provisions of this Section 8.1, the foregoing security interest, pledge and collateral assignment shall not extend to, and the term “Collateral” shall not include Borrower’s right, title and interest in any Excluded Property.

8.2 Preservation of Collateral and Perfection of Security Interests Therein. Borrower irrevocably authorizes Lender at any time, and from time to time, to file in any jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral as all assets of Borrower (other than Excluded Property) or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed, and (b) contain any other information required by Section 5 of Article 9 of the UCC of the jurisdiction wherein such financing statement or amendment is filed regarding the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Borrower is an organization, the type of organization and any organization identification number issued to Borrower, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Borrower agrees to furnish any such information to Lender promptly upon its request. Without limiting the generality of the foregoing, to perfect and keep, as a first priority perfected security interest (subject only to Permitted Liens), the security interest and Liens in the Collateral granted by Borrower to Lender to secure the payment and performance of all of the Obligations, and to otherwise protect and preserve the Collateral and Lender’s security interest and Liens therein or to enforce Lender’s security interests and Liens in the Collateral, Borrower (x) shall execute and deliver to Lender, concurrently with the execution of this Agreement, and at any time or times hereafter, at the request of Lender, all instruments or other documents (and pay the cost of filing or recording the same in all public offices deemed necessary by Lender) and do such acts as Lender may reasonably request, in form and substance reasonably satisfactory to Lender, and (y) irrevocably authorizes Lender at any time, and from time to time, to file (and if necessary to execute) in any jurisdiction any financing statements and any amendment to any financing statement. Borrower further ratifies and affirms its authorization for any financing statements and/or amendments thereto filed by Lender in any jurisdiction on or prior to the date of this Agreement.

8.3 Setoff. Borrower agrees that Lender has all rights of setoff and banker’s lien provided by applicable law with respect to Borrower and the Collateral and, in addition thereto, Borrower agrees that (in addition to Lender’s rights with respect to proceeds of Collateral) at any time after the occurrence and during the continuance of an Event of Default any amount owing by it under this Agreement or any other Loan Document is then due, Lender may apply to the payment of the Obligations any and all balances, credits, deposits, accounts or monies of Borrower then or thereafter with Lender. Without limitation of the foregoing and in addition to Lender’s rights with respect to the proceeds of the Collateral, Borrower agrees that upon and after the occurrence and during the continuance of an Event of Default, Lender and each of its branches and offices is hereby authorized, at any time and from time to time, without notice, (i) to setoff against, and to appropriate and apply to the payment of, the Obligations (whether matured or unmatured, fixed or contingent or liquidated or unliquidated) any and all amounts owing by Lender or any such office or branch to Borrower (whether matured or unmatured, and, in the case of deposits, whether general or special, time or demand and however evidenced) and (ii) pending any such action, to the extent necessary, to hold such amounts as collateral to secure such Obligations and to return as unpaid for insufficient funds any and all checks and other items drawn against any deposits so held as Lender may elect in its sole discretion.

8.4 Safekeeping. Lender shall not be responsible for: (a) the safekeeping of the Collateral, (b) any diminution in the value of the Collateral, or (c) any act or default of Custodian or any carrier, warehouseman, bailee, forwarding agency, repairman, bailee or any other Person with respect to the Collateral. All risk of loss, damage, destruction or diminution in value of the Collateral shall be borne by Borrower. Notwithstanding the foregoing, Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC, shall be to deal with such Collateral in the same manner as Lender deals with similar property for its own account.

8.5 Other Actions. To further the attachment, perfection and first priority (subject only to Permitted Liens) of, and the ability of Lender to enforce, its Liens in or on the Collateral, and without limitation Borrower’s other obligations in this Agreement, Borrower agrees, at the expense of Borrower, to take the following actions with respect to the following Collateral:

(a) For each deposit account that Borrower at any time opens or maintains (other than a deposit account established with Lender or which has been established for the purpose of holding Excluded Property), Borrower shall, at Lender’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to Lender, either: (i) cause the depositary bank to comply at any time with instructions from Lender to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of Borrower, or (ii) arrange for Lender to become the customer of the depositary bank with respect to the deposit account, with Borrower being permitted, only with the consent of Lender, to exercise rights to withdraw funds from such deposit account.

(b) All securities, whether certificated or uncertificated, or other investment property now or hereafter acquired, except with respect to Excluded Property, by Borrower shall be held by Borrower through Custodian and subject to the Control Agreement.

(c) Borrower further agrees, at the request and option of Lender, to take any and all other actions Lender may reasonably require to the extent necessary for the attachment, perfection and first priority of (subject only to Permitted Liens), and the ability of Lender to enforce, its Liens on and in any and all of the Collateral.

SECTION 9. MISCELLANEOUS

9.1 Amendments and Waivers. Except as otherwise provided in this Agreement, including, without limitation, as provided in Section 2.8 with respect to the implementation of a Benchmark Replacement Rate or any Benchmark Replacement Conforming Changes (as set forth therein), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by Borrower therefrom, shall be effective unless in writing signed by Lender and Borrower, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (which writing may be in the form of a facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or five days after being deposited in the mail, postage prepaid, or, in the case of facsimile notice, when transmitted, with written confirmation of transmission obtained, addressed as follows in the case of Borrower and Lender, or to such other address as may be hereafter notified by the respective parties hereto:

If to Lender:	Sumitomo Mitsui Banking Corporation
277 Park Avenue
New York, NY 10172
Attention: Shane Klein
Email: shane_klein@smbcgroup.com
Facsimile No.: 212-224-4384

With a copy to:

Moore & Van Allen
100 North Tryon Street, Suite 4700

Charlotte, NC 28202
Attention: Todd Ransom
Email: toddransom@mvalaw.com
Facsimile No.: 704-378-2034

If to Borrower:	Apollo Tactical Income Fund Inc.
c/o Apollo Global Management, Inc.
9 West 57th Street
New York, NY 10019
Attn: Joseph Glatt
Facsimile: 212-822-0456
E-mail: jglatt@apollolp.com

With copies to:

Apollo Tactical Income Fund Inc.
c/o Apollo Global Management, Inc.
9 West 57th Street
New York, NY 10019
Attn: Frank Marra
Facsimile: 914-467-6526
E-mail: fmarra@apollolp.com

and

Apollo Global Management, Inc.
9 West 57th Street
New York, NY 10019
Attn: Joseph Moroney
Facsimile: 646-383-6562
E-Mail: jmoroney@apollolp.com

provided that any notice, request or demand to or upon Lender pursuant to Section 2.2, 2.4, 2.6, or 2.13(a) shall not be effective until received.

9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

9.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

9.5 Payment of Expenses and Taxes; Indemnification. Borrower agrees (i) to reimburse Lender for its reasonable and documented out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, waiver. supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to Lender, (ii) to reimburse Lender for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement with respect to Borrower, the other Loan Documents and any such other documents, including, without limitation, the reasonable and documented fees and disbursements of counsel to Lender, (iii) to indemnify and hold Lender harmless, from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents with respect to Borrower, except any such taxes referred to in Section 2.11(a)(i) imposed with respect to an assignment, and (iv) to indemnify and hold Lender (and its affiliates, directors, officers, agents and employees (collectively with Lender, the “Indemnified Parties”)) harmless from and against any and all other liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, reasonable and documented costs, reasonable and documented out-of-pocket expenses or disbursements of any kind or nature whatsoever (including but not limited to reasonable and documented attorney’s fees and settlement costs) arising directly or indirectly from or in connection with the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, from Borrower’s use of proceeds, from failure of Borrower to comply with rules, regulations and laws regarding the business of mutual funds, from false or incorrect representations or warranties or other information provided in connection with this Agreement, or from failure of Borrower to comply with covenants in a timely manner (all the foregoing in this clause (iv), collectively, the “indemnified liabilities”), provided, that Borrower shall have no obligation hereunder to any Indemnified Party with respect to indemnified liabilities arising from with respect to any Indemnified Party that are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Party. The agreements in this Section 9.5 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

9.6 Successors and Assigns; Participations and Assignments.

(a) This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender. Lender may, with the prior written consent of Borrower (not to be unreasonably withheld), assign to any person all or a portion of its rights and obligations under this Agreement; provided that no such consent of Borrower shall be required if an Event of Default shall have occurred and be continuing or if the assignee is an Affiliate of the Lender. Any assignment or transfer not in compliance with this Section 9.6 shall be null and void.

(b) The Lender may, in the ordinary course of its commercial banking business and in accordance with applicable laws, at any time sell to one or more Persons as permitted by law (“Participants”) participating interests in the Loans, or any other interest of Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, Lender shall remain solely responsible for the performance thereof, Lender shall remain the holder of the Loans for all purposes under this Agreement and the other Loan Documents, and Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under this Agreement and the other Loan Documents. Any agreement pursuant to which Lender may grant such a participating interest shall provide that Lender shall retain the sole right and responsibility to enforce the obligations of Borrower hereunder including the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that the

Participant may obtain voting rights limited to changes in respect of the principal amount, interest rates, fees and term of the Loans. Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable laws, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with Lender the proceeds thereof on a pro rata basis in accordance with the percentage of the outstanding Obligations held by such Participant as fully as if it were a Lender hereunder. Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.11 and 2.15 with respect to its participation in the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.11 and 2.15, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred unless the entitlement to a greater payment results from a change a Requirement of Law that occurs after the Participant acquired the participation.

(c) Borrower authorizes Lender to disclose to any Participant or assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in Lender’s possession concerning Borrower and its Affiliates which has been delivered to Lender by or on behalf of Borrower pursuant to this Agreement or which has been delivered to Lender by or on behalf of Borrower in connection with Lender’s credit evaluation of Borrower and its Affiliates prior to becoming a party to this Agreement.

(d) Lender, acting solely for this purpose as a non-fiduciary agent of Borrower (and such agency being solely for tax purposes), shall maintain a register for the recordation of the names and addresses of the Transferees and principal amounts (and stated interest) owing to, each Transferee pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error.

(e) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of the Loans or Note to any Federal Reserve Bank in accordance with applicable law.

9.7 Reserved.

9.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or pdf transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with Investment Advisor and Lender.

9.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.10 Integration. This Agreement and the other Loan Documents represent the agreement of Borrower and Lender with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

9.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK.

9.12 Submission To Jurisdiction; Waivers. Borrower and Lender each hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the sole exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Borrower at its address set forth in Section 9.2 or at such other address of which Lender shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right of any party hereto to effect service of process in any other manner permitted by law or shall limit the right of any party hereto to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

9.13 Acknowledgments. Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b) Lender has no fiduciary relationship with or duty to Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Lender and Borrower in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby between Borrower and Lender.

9.14 WAIVERS OF JURY TRIAL. THE BORROWER AND THE LENDER EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.15 Waiver of Conflicts; Confidentiality.

(a) Borrower acknowledges that Lender and its affiliates (collectively, the “Bank Parties”) may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which Borrower may have conflicting interests regarding the transactions described herein and otherwise. The Bank Parties will not use Confidential Information obtained from Borrower by virtue of the transactions contemplated by this Agreement or their other relationships with Borrower in connection with the performance by each of the Bank Parties of services for other companies, and each of the Bank Parties will not furnish any such Confidential Information to other companies. Borrower also acknowledges that no Bank Party has any obligation to use in connection with the transactions contemplated by this Agreement, or to furnish to Borrower, confidential information obtained from other companies.

(b) For purposes of this Section, “Confidential Information” shall mean all information received from Borrower or Investment Advisor relating to any of them or their business, other than any such information, that is available to Lender on a nonconfidential basis other than as a result of a breach of this Agreement. The Lender agrees to maintain the confidentiality of, and not to use the Confidential Information including for purposes of buying or selling securities, including shares issued by Borrower, except that Confidential Information may be disclosed (i) to its and its Affiliates’ directors, officers, employees and agents, including, without limitation, accountants, legal counsel and other advisors for purposes relating to the transactions contemplated by this Agreement or for conducting legitimate audits (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and will have agreed to keep such Confidential Information confidential), (ii) to the extent requested by any legal or regulatory authority having or claiming jurisdiction over such Person, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement for purposes relating to the transactions contemplated hereby, (v) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (vi) subject to an agreement containing provisions substantially the same as those of this subsection, to any Assignee of or Participant in, or any prospective Assignee of or Participant in, any of its rights under this Agreement or (vii) with the written consent of Borrower. Any person required to maintain the confidentiality of Confidential Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such Person would accord to its own confidential information.

9.16 Non-Recourse. The Lender hereby agrees for the benefit of the Investment Advisor and each and every shareholder, trustee, director and officer of Investment Advisor, Borrower and any successor, assignee, heir, estate, executor, administrator or personal representative of any such shareholder, trustee, director and officer (a “Non-Recourse Person”) that: (a) no Non-Recourse Person shall have any personal liability for any obligation of Borrower under this Agreement or any Loan Document or any other instrument or document delivered pursuant hereto or thereto (provided, however, that this provision shall not imply the absence of loss to stockholders as a result of the decline in value of Borrower); (b) no claim against any Non-Recourse Person may be made for any obligation of the Borrower under this Agreement or any Loan Document or other instrument or document delivered pursuant hereto or thereto, whether for payment of principal of, or interest on, the Loans or for any fees, expense, or other amounts payable by the Borrower hereunder or thereunder, or otherwise; and (c) the obligations of Borrower under this Agreement or any Loan Document or other instrument or document delivered pursuant hereto or thereto are enforceable solely against the Borrower and its properties and assets.

9.17 PATRIOT Act. The Lender hereby notifies Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Patriot Act. Borrower will provide such information promptly upon the request of Lender.

[Remainder of page intentionally blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

APOLLO TACTICAL INCOME FUND INC., as Borrower

By:
Name:	Joseph D. Glatt
Title:	Secretary and Chief Legal Officer

SUMITOMO MITSUI BANKING CORPORATION,
as Lender

By:
Name:
Title:

Signature Page to Second Amended and Restated Loan and Security Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

APOLLO TACTICAL INCOME FUND INC.,
as Borrower

By:

Name:
Title:

SUMITOMO MITSUI BANKING CORPORATION,
as Lender

By:

Name:	Shane Klein
Title:	Managing Director

Signature Page to Second Amended and Restated Loan and Security Agreement

EXHIBIT A-1

FORM OF TERM NOTE

April 22, 2021

FOR VALUE RECEIVED, APOLLO TACTICAL INCOME FUND INC. ( “Borrower”), hereby promises to pay to Sumitomo Mitsui Banking Corporation or its registered assigns (“Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal sum of $[            ] or such lesser amount as shall equal the aggregate unpaid principal amount of the Term Loans made by Lender to Borrower from time to time under that certain Second Amended Loan and Security Agreement, dated as of April 22, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), between Borrower and Sumitomo Mitsui Banking Corporation, as Lender.

Borrower promises to pay interest on the unpaid principal amount of the Term Loans made by Lender from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to Lender in Dollars in immediately available funds at Lender’s office specified in Section 9.2 of the Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Term Note is one of the Term Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Term Note is also secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Term Loans made by Lender shall be evidenced by one or more loan accounts or records maintained by Lender in the ordinary course of business in accordance with the terms of the Agreement; provided that the failure of Lender to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Agreement or hereunder in respect of the Term Loans made by Lender. Lender may also attach schedules to this Term Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

Borrower, for itself, its successors and assigns hereafter liable with respect to this Term Note, hereby waives presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

APOLLO TACTICAL INCOME FUND INC.

By:

Name:
Title:

Exhibit A-1 to Second Amended and Restated Loan and Security Agreement

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Exhibit A-1 to Second Amended and Restated Loan and Security Agreement

EXHIBIT A-2

FORM OF REVOLVING NOTE

April 22, 2021

FOR VALUE RECEIVED, APOLLO TACTICAL INCOME FUND INC. (“Borrower”), hereby promises to pay to Sumitomo Mitsui Banking Corporation or its registered assigns (“Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal sum of $[            ] or such lesser amount as shall equal the aggregate unpaid principal amount of the Revolving Loans made by Lender to Borrower from time to time under that certain Second Amended and Restated Loan and Security Agreement, dated as of April 22, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), between Borrower and Sumitomo Mitsui Banking Corporation, as Lender.

Borrower promises to pay interest on the unpaid principal amount of each Revolving Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to Lender in Dollars in immediately available funds at Lender’s office specified in Section 9.2 of the Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Revolving Note is one of the Revolving Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Revolving Note is also secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Loans made by Lender shall be evidenced by one or more loan accounts or records maintained by Lender in the ordinary course of business in accordance with the terms of the Agreement; provided that the failure of Lender to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Agreement or hereunder in respect of the Revolving Loans made by Lender. Lender may also attach schedules to this Revolving Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.

Borrower, for itself, its successors and assigns hereafter liable with respect to this Revolving Note, hereby waives presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

APOLLO TACTICAL INCOME FUND INC.

By:
Name:
Title:

Exhibit A-2 to Second Amended and Restated Loan and Security Agreement

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

Exhibit A-2 to Second Amended and Restated Loan and Security Agreement

EXHIBIT B

FORM OF BORROWING REQUEST

Date:                     ,

To:     Sumitomo Mitsui Banking Corporation, as Lender

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Loan and Security Agreement, dated as of April 22, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), between Apollo Tactical Income Fund Inc., a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940 (the “Borrower”), and Sumitomo Mitsui Banking Corporation, as Lender

The undersigned hereby requests a borrowing of a Revolving Loan:

1. On                                                              (a Banking Day);

2. In the amount of $                             (the “Loan Amount”). The aggregate amount outstanding after giving effect to such borrowing shall be                     .

[3. With respect to any Eurodollar Loan, the initial Interest Period shall be: 1 Month / 2 Months / 3 Months / 6 Months.1]

[4. $         of the Loan Amount shall be a Eurodollar Loan, $             of the Loan Amount shall be an ABR Loan and $             of the Loan Amount shall be a Fixed Rate Loan.]

[5. If any portion of the Loan Amount is a Fixed Rate Loan, the Fixed Rate for such portion shall be             .]2

The Loan requested herein complies with the proviso to the first sentence of Section 2.1(b) of the Agreement.

The Borrower hereby represents and warrants that the conditions specified in Section 4.2 of the Agreement are and shall be satisfied on and as of the Business Day set forth in Clause (1) above.

APOLLO TACTICAL INCOME FUND INC.

By:
Name:
Title:

[1]	6 Month Interest Period subject to availability (as determined by Lender in its sole discretion).
[2]	If any portion of the Loan Amount is a Fixed Rate Loan, include any additional agreed upon terms for such Fixed Rate Loan

Exhibit B to Second Amended and Restated Loan and Security Agreement